Van Kampen Core Plus Fixed Income Fund
                          Item 77(O) 10F-3 Transactions
                      September 1, 2006 - February 28, 2007



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Center  2/1/0    -     $99.53 $150,00  15,000    0.01%  0.06%    Banc    Banc
 point    7                    0,000                              of      of
Energy                                                          Americ  Americ
Resour                                                            a        a
  ces                                                           Securi
 6.250                                                           ties
  due                                                            LLC,
2/1/20                                                          Deutsc
  37                                                              he
                                                                 Bank
                                                                Securi
                                                                 ties
                                                                Inc.,
                                                                JPMorg
                                                                 an,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y